Item 12. Results of Operations and Financial Condition
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

ChevronTexaco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer No.)
of incorporation )

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

NONE

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On January 30, 2004, ChevronTexaco Corporation issued a press release announcing unaudited fourth quarter 2003 net income of $1.7 billion and $7.2 billion for the year. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2004

CHEVRONTEXACO CORPORATION

By	/s/ S. J. Crowe

S. J. Crowe, Vice President and
Comptroller
(Principal Accounting Officer and
Duly Authorized Officer)

EXHIBIT INDEX

99.1	Press release issued January 30, 2004.